                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (D) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): March 27, 2001

                               THE AES CORPORATION
             (exact name of registrant as specified in its charter)

         DELAWARE                    0-19281                       54-1163725
 (State of Incorporation)     (Commission File No.)    (IRS Employer Identification No.)

                             1001 North 19th Street
                            Arlington, Virginia 22209
          (Address of principal executive offices, including zip code)

               Registrant's telephone number, including area code:
                                 (703) 522-1315

                                 NOT APPLICABLE
          (Former Name or Former Address, if changed since last report)

This Amendment No. 1 to the Current Report of The AES Corporation (the "Company") on Form 8-K dated April 10, 2001 relates to the Company's acquisition of IPALCO Enterprises, Inc. ("IPALCO") in a pooling of interests transaction. The purpose of this Amendment is to amend Item 7(A) to provide the financial statements of IPALCO and Item 7(B) to provide the required pro forma financial information relating to the business combination of the Company and IPALCO on March 27, 2001 which were impracticable to provide at the time of the initial filing of the Current Report on Form 8-K.

ITEM 7-FINANCIAL STATEMENTS AND EXHIBITS

(A)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                          INDEPENDENT AUDITORS' REPORT


To the Shareholders and Board of Directors of IPALCO ENTERPRISES, INC.:

We have audited the accompanying consolidated balance sheets of IPALCO Enterprises, Inc. and its subsidiaries as of December 31, 2000 and 1999, and the related statements of consolidated income, common shareholders' equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of IPALCO Enterprises, Inc. and its subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.


Deloitte & Touche LLP

Indianapolis, Indiana
January 25, 2001
(March 27, 2001 as to footnote 1)

                    IPALCO ENTERPRISES, INC. AND SUBSIDIARIES
                        STATEMENTS OF CONSOLIDATED INCOME
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

------------------------------------------------------------------------------------------------------------------------
                                                                                       2000        1999         1998
------------------------------------------------------------------------------------------------------------------------
                                                                                (In Thousands Except Per Share Amounts)
UTILITY OPERATING REVENUES:
  Electric                                                                        $    830,955   $ 800,337    $ 785,835
  Steam                                                                                 27,580      34,315       35,421
                                                                                  -------------  -----------  ----------
    Total operating revenues                                                           858,535     834,652      821,256
                                                                                  -------------  -----------  ----------
UTILITY OPERATING EXPENSES:
  Operation:
    Fuel                                                                               190,703     173,872      181,036
    Other                                                                              154,476     137,348      155,610
  Power purchased                                                                       13,206      29,769        7,170
  Purchased steam                                                                        5,259       6,391        5,968
  Maintenance                                                                           79,437      77,637       73,501
  Voluntary early retirement program benefit costs                                      62,007           -            -
  Depreciation and amortization                                                        111,045     107,469      103,223
  Taxes other than income taxes                                                         37,348      34,190       35,047
  Income taxes - net                                                                    68,831      84,475       80,190
                                                                                  --------------------------------------
    Total operating expenses                                                           722,312     651,151      641,745
                                                                                  --------------------------------------
UTILITY OPERATING INCOME                                                               136,223     183,501      179,511
                                                                                  --------------------------------------
OTHER INCOME AND (DEDUCTIONS):
  Allowance for equity funds used during construction                                    2,073       1,372        1,389
  Other - net                                                                          (11,198)      3,454       (3,006)
  Gain on termination of agreement                                                           -           -       12,500
  Gain on sale of thermal assets                                                        30,583           -            -
  Gain on sale of available for sale securities, net of expenses                       102,267           -            -
  Income taxes - net                                                                   (44,823)      5,688        5,231
                                                                                  -------------  -----------  ----------
    Total other income and (deductions) - net                                           78,902      10,514       16,114
                                                                                  -------------  -----------  ----------
INCOME BEFORE INTEREST AND OTHER CHARGES                                               215,125     194,015      195,625
                                                                                  -------------  -----------  ----------
INTEREST AND OTHER CHARGES:
  Interest on long-term debt                                                            50,173      58,584       60,489
  Other interest                                                                         1,717       1,545        1,060
  Allowance for borrowed funds used during construction                                   (961)       (829)        (911)
  Amortization of redemption premiums and expenses on debt-net                           2,141       2,555        2,062
  Preferred stock transactions                                                           3,213       3,213        2,806
                                                                                  -------------  -----------  ----------
    Total interest and other charges - net                                              56,283      65,068       65,506
                                                                                  -------------  -----------  ----------
INCOME BEFORE EXTRAORDINARY ITEM                                                       158,842     128,947      130,119
EXTRAORDINARY LOSS ON EARLY RETIREMENT OF DEBT - NET OF TAXES                           (4,259)          -            -
NET INCOME                                                                        $    154,583   $ 128,947    $ 130,119
                                                                                  =============  ===========  ==========
     BASIC EARNINGS PER SHARE:
INCOME BEFORE EXTRAORDINARY ITEM                                                  $       1.84   $    1.50    $    1.45
EXTRAORDINARY LOSS ON EARLY RETIREMENT OF DEBT                                           (0.05)          -            -
                                                                                  -------------  -----------  ----------
NET INCOME                                                                        $       1.79   $    1.50    $    1.45
                                                                                  =============  ===========  ==========
     DILUTED EARNINGS PER SHARE:
INCOME BEFORE EXTRAORDINARY ITEM                                                  $       1.82   $    1.49    $    1.43
EXTRAORDINARY LOSS ON EARLY RETIREMENT OF DEBT                                           (0.05)          -            -
                                                                                  -------------  -----------  ----------
NET INCOME                                                                        $       1.77   $    1.49    $    1.43
                                                                                  =============  ===========  ==========

See notes to consolidated financial statements

                    IPALCO ENTERPRISES, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2000 AND 1999

-----------------------------------------------------------------------------------------------------------
ASSETS                                                                             2000           1999
-----------------------------------------------------------------------------------------------------------
                                                                                      (In Thousands)
UTILITY PLANT:
  Utility plant in service                                                  $       2,897,399 $   2,922,338
  Less accumulated depreciation                                                     1,344,403     1,299,122
                                                                            ----------------- --------------
      Utility plant in service - net                                                1,552,996     1,623,216
  Construction work in progress                                                        84,146       116,478
  Property held for future use                                                         10,692        10,718
                                                                            ----------------- --------------
      Utility plant - net                                                           1,647,834     1,750,412
                                                                            ----------------- --------------
OTHER ASSETS:
  Nonutility property                                                                  15,229        84,937
  Less accumulated depreciation                                                         2,851        15,881
                                                                            ----------------- --------------
      Nonutility property - net                                                        12,378        69,056
  Available for sale securities                                                            17       175,202
  Other investments                                                                     9,360        13,970
                                                                            ----------------- --------------
      Other assets - net                                                               21,755       258,228
                                                                            ----------------- --------------
CURRENT ASSETS:
  Cash and cash equivalents                                                            68,652        23,935
  Accounts receivable and unbilled revenue (less allowance for doubtful
    accounts - 2000, $1,794,000 and 1999, $1,360,000)                                  66,565        51,357
  Fuel - at average cost                                                               23,648        52,016
  Materials and supplies - at average cost                                             48,791        48,694
  Prepayments and other current assets                                                  1,985        10,235
                                                                            ----------------- --------------
      Total current assets                                                            209,641       186,237
                                                                            ----------------- --------------
DEFERRED DEBITS:
  Regulatory assets                                                                    92,826       107,948
  Miscellaneous                                                                        11,220        13,012
                                                                            ----------------- --------------
      Total deferred debits                                                           104,046       120,960
                                                                            ----------------- --------------
      TOTAL                                                                 $       1,983,276 $   2,315,837
                                                                            ================= ==============

                 See notes to consolidated financial statements.

                    IPALCO ENTERPRISES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                            DECEMBER 31, 2000, 1999
                                   (CONTINUED)

-----------------------------------------------------------------------------------------------------------------------
CAPITALIZATION AND LIABILITIES                                                      2000                     1999
-----------------------------------------------------------------------------------------------------------------------
                                                                                           (In Thousands)
CAPITALIZATION:
  Common shareholders' equity:
    Common stock, no par, authorized - 290,000,000 shares, 116,773,825 issued and 88,863,423 outstanding in 2000,
      116,806,470 issued and 85,727,614 outstanding in 1999                  $         449,987        $        439,066
    Unearned compensation - restricted stock                                                 -                  (1,979)
    Premium on 4% cumulative preferred stock                                               649                     649
    Retained earnings                                                                  788,441                 690,455
    Accumulated other comprehensive income                                              (1,813)                106,733
    Treasury stock, at cost - 27,910,402 shares in 2000,
      31,078,856 shares in 1999                                                       (507,116)               (557,178)
                                                                             ------------------       -----------------
      Total common shareholders' equity                                                730,148                 677,746
  Cumulative preferred stock of subsidiary                                              59,135                  59,135
  Long-term debt                                                                       621,863                 870,050
                                                                             ------------------       -----------------
        Total capitalization                                                         1,411,146               1,606,931
                                                                             ------------------       -----------------
CURRENT LIABILITIES:
  Notes payable - banks and commercial paper                                                 -                  57,578
  Current maturities and sinking fund requirements                                       6,450                  52,477
  Accounts payable and accrued expenses                                                 58,179                  56,798
  Dividends payable                                                                     15,364                  13,859
  Taxes accrued                                                                         49,477                  22,237
  Interest accrued                                                                      13,051                  13,767
  Other current liabilities                                                             14,444                  13,356
                                                                             ------------------       -----------------
        Total current liabilities                                                      156,965                 230,072
                                                                             ------------------       -----------------
DEFERRED CREDITS AND OTHER LONG-TERM LIABILITIES:
  Deferred income taxes - net                                                          275,171                 400,588
  Unamortized investment tax credit                                                     36,458                  39,226
  Accrued postretirement benefits                                                        5,237                   4,338
  Accrued pension benefits                                                              91,191                  29,018
  Miscellaneous                                                                          7,108                   5,664
                                                                             ------------------       -----------------
        Total deferred credits and other long-term liabilities                         415,165                 478,834
                                                                             ------------------       -----------------
COMMITMENTS AND CONTINGENCIES                                                                -                       -

        TOTAL                                                                $       1,983,276        $      2,315,837
                                                                             ==================       =================

See notes to consolidated financial statements.

                    IPALCO ENTERPRISES, INC. AND SUBSIDIARIES

                      STATEMENTS OF CONSOLIDATED CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

---------------------------------------------------------------------------------------------------------------------------
                                                                                       2000         1999           1998
---------------------------------------------------------------------------------------------------------------------------
                                                                                                  (In Thousands)
CASH FLOWS FROM OPERATIONS:
  Net income                                                                      $    154,583  $    128,947  $     130,119
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation and amortization                                                      114,582       110,297        102,977
    Amortization of regulatory assets                                                   11,633        14,470         14,246
    Gain from sale of available for sale securities                                   (112,638)            -              -
    Gain from sale of thermal assets                                                   (30,583)            -              -
    Extraordinary loss on early retirement of debt                                       4,259             -              -
    Deferred income taxes and investment tax credit adjustments - net                  (56,929)        9,622         (2,056)
    Allowance for funds used during construction                                        (3,034)       (2,201)        (2,300)
    Provision for impairment of nonutility property                                      1,847             -              -
    Change in certain assets and liabilities:
      Accounts receivable                                                              (15,208)      (11,655)         7,331
      Fuel, materials and supplies                                                      23,106       (12,939)        (4,098)
      Accounts payable and accrued expenses                                              1,381       (15,037)         5,730
      Taxes accrued                                                                     25,299         1,514         (1,403)
      Accrued pension benefits                                                           5,402       (10,935)           132
      Provision for early retirement program benefit costs                              62,007             -              -
      Other - net                                                                        1,198         1,705        (15,271)
                                                                                  ------------- ------------  --------------
Net cash provided by operating activities                                              186,905       213,788        235,407
                                                                                  ------------- ------------  --------------
CASH FLOWS FROM INVESTING:
  Construction expenditures - utility                                                  (75,712)     (103,452)       (79,458)
  Construction expenditures - nonutility                                                  (438)         (295)          (975)
  Proceeds from sale of available for sale securities                                  113,833             -              -
  Proceeds from sale of thermal assets                                                 161,700             -              -
  Other                                                                                  5,863        (8,594)         1,193
                                                                                  ------------- ------------  --------------
Net cash provided by (used in) investing activities                                    205,246      (112,341)       (79,240)
                                                                                  ------------- ------------  --------------

CASH FLOWS FROM FINANCING:
  Issuance of long-term debt                                                            29,650       140,900        271,500
  Issuance of preferred stock                                                                -             -         50,000
  Retirement of long-term debt                                                        (323,926)     (127,830)      (398,094)
  (Reacquired) and reissued common stock                                                50,062       (88,482)       (65,595)
  Short-term debt - net                                                                (57,578)       32,378         (8,500)
  Common dividends paid                                                                (54,965)      (50,920)       (48,235)
  Issuance of common stock related to incentive compensation plans                       9,026         9,014         30,488
  Other                                                                                    297        (1,647)         4,051
                                                                                  ------------- ------------  --------------
Net cash used in financing activities                                                 (347,434)      (86,587)      (164,385)
                                                                                  ------------- ------------  --------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                    44,717        14,860         (8,218)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                          23,935         9,075         17,293
                                                                                  ------------- ------------  --------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                          $     68,652  $     23,935  $       9,075
                                                                                  ============= ============  ==============
Supplemental disclosures of cash flow information:
  Cash paid during the year for:
    Interest (net of amount capitalized)                                          $     54,073  $     60,454  $      62,381
                                                                                  ============= ============  ==============
    Income taxes                                                                  $    144,052  $     66,577  $      82,067
                                                                                  ============= ============  ==============

See notes to consolidated financial statements.

                    IPALCO ENTERPRISES, INC. AND SUBSIDIARIES

             STATEMENTS OF CONSOLIDATED COMMON SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

---------------------------------------------------------------------------------------------------------------------
(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)                                  2000             1999             1998
---------------------------------------------------------------------------------------------------------------------
COMMON STOCK
   Balance at beginning of the year                               $    439,066    $     435,300     $   395,851
   Exercise of stock options                                             9,026            9,014          29,869
   Restricted stock issues / adjustments                                 3,081           (3,205)         11,605
   Restricted stock repurchased                                         (1,186)          (2,043)         (2,025)
-----------------------------------------------------------------------------------------------------------------
Balance at end of the year                                             449,987          439,066         435,300
-----------------------------------------------------------------------------------------------------------------

UNEARNED COMPENSATION
   Balance at beginning of the year                                     (1,979)          (6,003)         (1,583)
   Amortization of restricted stock                                      5,060              819           7,185
   Restricted stock issues / adjustments                                (3,081)           3,205         (11,605)
-----------------------------------------------------------------------------------------------------------------
Balance at end of the year                                                   -           (1,979)         (6,003)
-----------------------------------------------------------------------------------------------------------------

PREMIUM ON 4% CUMULATIVE PREFERRED STOCK
Balance at end of the year                                                 649              649             649
-----------------------------------------------------------------------------------------------------------------

RETAINED EARNINGS
   Balance at beginning of the year                                    690,455          612,941         532,730
   Net income                                                          154,583          128,947         130,119
   Cash dividends declared (2000 - $.65 per share;
      1999 - $.60 per share; 1998 - $.55 per share)                    (56,540)         (51,433)        (49,418)
   Subsidiary capital stock expense                                        (57)               -            (490)
-----------------------------------------------------------------------------------------------------------------
Balance at end of the year                                             788,441          690,455         612,941
-----------------------------------------------------------------------------------------------------------------

OTHER COMPREHENSIVE INCOME
   Balance at beginning of the year                                    106,733                -               -
   Minimum pension liability adjustment                                 (1,820)               -               -
   Realized gains on securities                                        (69,101)               -               -
   Unrealized gains/(losses) on securities                             (37,625)         106,733               -
-----------------------------------------------------------------------------------------------------------------
Balance at end of the year                                              (1,813)         106,733               -
-----------------------------------------------------------------------------------------------------------------

TREASURY STOCK
   Balance at beginning of the year                                   (557,178)        (468,696)       (403,101)
   Reissued stock (3,168,464 shares)                                    50,062                -               -
   Reacquired stock (1999-3,529,356 shares;
      1998-2,470,644 shares)                                                 -          (88,482)        (65,595)
-----------------------------------------------------------------------------------------------------------------
Balance at end of the year                                            (507,116)        (557,178)       (468,696)
-----------------------------------------------------------------------------------------------------------------
Total shareholders' equity at end of the year                     $    730,148    $     677,746    $    574,191
=================================================================================================================


See notes to consolidated financial statements.

                    IPALCO ENTERPRISES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
--------------------------------------------------------------------------------

 1.  EXCHANGE AGREEMENT AND ASSET SALES

        AES ACQUISITION: On July 15, 2000, IPALCO Enterprises, Inc. (IPALCO) and The AES Corporation, a Delaware corporation (AES), entered into an Agreement and Plan of Share Exchange (the Share Exchange Agreement) whereby AES will acquire IPALCO for $25.00 per share (subject to adjustment as described at the end of the next paragraph) in a stock-for-stock transaction valued at approximately $2.15 billion plus the assumption of outstanding debt and preferred stock.

                  Under the terms of the agreement, the final exchange ratio will be determined five business days prior to closing, based on the average daily closing prices of AES common stock for the preceding twenty trading days. Upon closing, each share of IPALCO common stock will be exchanged for AES shares with a market value of $25.00, so long as the average price of AES common stock (determined as described above) is not below $31.50. If the average price of AES common stock is below $31.50 per share, IPALCO shareholders will receive a fixed ratio of .794 shares of AES common stock per share of IPALCO common stock. If the average price of AES common stock is below $26.45 (an effective price to IPALCO shareholders of $21.00 per share of IPALCO common stock), IPALCO has the right to terminate the transaction. The transaction is expected to be tax free to IPALCO shareholders. Upon closing, IPALCO will become a wholly-owned subsidiary of AES with its headquarters remaining in Indianapolis.

       On October 20, 2000, IPALCO shareholders approved the Agreement and Plan of Share Exchange with AES at a Special Meeting of Shareholders. On March 23, 2001, final regulatory approval of the acquisition was received. The parties anticipate closing the transaction within five business days of final regulatory approval.

       The Share Exchange Agreement prohibits IPALCO from paying dividends on its common stock other than regular quarterly cash dividends of not more than $0.1625 with usual declaration, record and payment dates in accordance with its past dividend policy. The transaction is to be closed on the fifth business day following receipt of the last required governmental approval.

       IPALCO has expensed $5.8 million of merger related costs which are included in OTHER INCOME AND (DEDUCTIONS) - Other - net.

       On March 27, 2001, AES completed its acquisition of IPALCO through a share exchange transaction in accordance with the Agreement and Plan of Share Exchange dated as of July 15, 2000, among AES and IPALCO.

       SALE OF THE ASSETS OF THE STEAM OPERATIONS, MID-AMERICA ENERGY RESOURCES AND INDIANAPOLIS CAMPUS ENERGY: On November 20, 2000, IPALCO sold certain assets (the Thermal Assets) to Citizens Gas & Coke Utility. The Thermal Assets included the Perry K Steam Plant and downtown steam distribution system (Steam) operated by Indianapolis Power & Light Company (IPL); the central city chilled water cooling and distribution system owned by Mid-America Energy Resources, Inc.
(MAER), and the chilled water cooling system owned by Indianapolis Campus Energy, Inc. (ICE) that provides services to Eli Lilly & Company. The selling price of the Thermal Assets was $161.7 million. The selling price allocated to Steam, MAER and ICE was $54.7 million, $88.1 million and $18.9 million, respectively. The transaction resulted in a gain to IPALCO, on a consolidated basis, of $30.6 million ($18.7 million after tax). Of the net proceeds, $87.8 million was used to retire debt specifically assignable to the Thermal Assets.

       SALE OF CLEVELAND ENERGY RESOURCES: On November 2, 2000, IPALCO signed an agreement with Dominion Cleveland Thermal, Inc., a subsidiary of Dominion Energy, Inc., to sell the assets of Cleveland Energy Resources (CER). CER includes two subsidiaries of Mid-America Capital Resources, Inc. (Mid-America), Cleveland Thermal Energy Corporation (Cleveland Thermal) and Cleveland District Cooling Corporation (Cleveland Cooling). Cleveland Thermal owns and operates two steam plants in Cleveland, Ohio. Cleveland Cooling owns and operates a district cooling facility located near downtown Cleveland, which distributes chilled water to subscribers located downtown for their air conditioning needs. The anticipated selling price for the assets is $14.6 million. In the fourth quarter of 2000, IPALCO recorded, in OTHER INCOME AND (DEDUCTIONS) - Other - net, an impairment provision of $1.8 million ($1.2 million after tax) on the carrying amounts of the CER assets. The sale is subject to certain approvals and is expected to be completed in early 2001 without significant effect to the financial statements.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       PRINCIPLES OF CONSOLIDATION: IPALCO owns all of the outstanding common stock of its subsidiaries (collectively referred to as Enterprises). The consolidated financial statements include the accounts of IPALCO, its regulated utility subsidiary, IPL, and its unregulated subsidiary, Mid-America. Mid-America conducts its businesses through various wholly owned subsidiaries, including MAER, ICE, Cleveland Thermal and Cleveland Cooling. All significant intercompany items have been eliminated in consolidation.

       The operating components of all subsidiaries other than IPL are included under the captions OTHER INCOME AND (DEDUCTIONS), "Other-net" and "Income taxes-net" and INTEREST AND OTHER CHARGES, "Interest on long-term debt," "Other Interest" and "Amortization of redemption premiums and expenses on debt-net" in the Statements of Consolidated Income.

       NATURE OF OPERATIONS: IPL is engaged principally in providing electric and steam service (through November 20, 2000 - see Note 1) to the Indianapolis metropolitan area. Mid-America operates energy-related businesses in Cleveland, Ohio and maintained operations in Indianapolis, Indiana through November 20, 2000 (see Note 1).

       CONCENTRATIONS OF RISK: Substantially all of Enterprises' business activity is with customers located within the Indianapolis area. In addition, approximately 65% of Enterprises' employees are covered by collective bargaining agreements.

       REGULATION: The retail utility operations of IPL are subject to the jurisdiction of the Indiana Utility Regulatory Commission (IURC). IPL's wholesale power transactions are subject to the jurisdiction of the Federal Energy Regulatory Commission. These agencies regulate IPL's utility business operations, tariffs, accounting, depreciation allowances, services, security issues and the sale and acquisition of utility properties. The financial statements of IPL are based on generally accepted accounting principles, including the provisions of Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation," which gives recognition to the ratemaking and accounting practices of these agencies.

       REVENUES: Revenues are recognized as services are provided including those unbilled at the end of each month.

       A fuel adjustment charge provision, which is established after public hearing, is applicable to most of the rate schedules of IPL and permits the billing or crediting of estimated fuel costs above or below the levels included in such rate schedules. Actual fuel costs in excess of or under estimated fuel costs billed are deferred or accrued, respectively.

       IPL is allowed to recover purchased power costs based on a benchmark. If the cost per Mwh of power purchases is not greater than the benchmark, then the purchased power costs should be considered net energy costs that are presumed fuel costs included in purchased power. If the average cost per Mwh of power purchases is greater than the benchmark, then the costs are recoverable only through demonstration of the reasonableness of those purchases to the IURC.

       AUTHORIZED ANNUAL OPERATING INCOME: Indiana law requires electric utilities under the jurisdiction of the IURC to meet operating expense and income requirements as a condition for approval of requested changes in fuel adjustment charges. Additionally, customer refunds may result if the utilities' rolling 12-month operating income, determined at quarterly measurement dates, exceeds the utilities' authorized annual operating income and cannot be offset by applicable cumulative net operating income deficiencies. In such a circumstance, the required customer refund for the quarterly measurement period is calculated to be one-fourth of the excess annual operating income grossed up for federal and state taxes as required under I. C. 8-1-2-42.5.

       IPL's authorized annual jurisdictional electric net operating income, for purposes of quarterly operating income tests, is $163 million. This level will be maintained until changed by an IURC order. During 2000, the Commission found that IPL's rolling annual jurisdictional retail electric operating income was less than the authorized annual operating income at each of the quarterly measurement dates (January, April, July and October). At October 31, 2000, IPL's most recent quarterly measurement date, IPL had a cumulative net operating deficiency of $240.4 million. The operating deficiency is calculated by summing the quarterly measurement period annual results from the date of the last rate order. As a consequence, IPL could, for a period of time, earn above $163 million of electric jurisdictional retail net operating income without being required to make a customer refund.

       Through the date of IPL's next general electric rate order, IPL is required to file upward and downward adjustments in fuel cost credits and charges on a quarterly basis, based on changes in the cost of fuel, irrespective of its level of earnings.

       ALLOWANCE FOR FUNDS USED DURING CONSTRUCTION: In accordance with the prescribed uniform system of accounts, IPL capitalizes an allowance for the net cost of funds (interest on borrowed funds and a reasonable rate on equity funds) used for construction purposes during the period of construction with a corresponding credit to income. IPL capitalized amounts using pretax composite rates of 9.2%, 9.4% and 9.7% during 2000, 1999 and 1998, respectively.

       UTILITY PLANT AND DEPRECIATION: Utility plant is stated at original cost as defined for regulatory purposes. The cost of additions to utility plant and replacements of retirement units of property, as distinct from renewals of minor items that are charged to maintenance, are charged to plant accounts. Units of property replaced or abandoned in the ordinary course of business are retired from the plant accounts at cost; such amounts plus removal costs, less salvage, are charged to accumulated depreciation. Depreciation is computed by the straight-line method based on functional rates approved by the IURC and averaged 3.6% during 2000, and 3.5% during 1999 and 1998.

       Nonutility property is recorded at cost, and depreciation is calculated using the straight-line method over the estimated service lives of the related property (see Note 3). Nonutility depreciation expense was $3.0 million, $3.3 million and $2.7 million for 2000, 1999 and 1998, respectively.

       SALE OF ACCOUNTS RECEIVABLE: IPL has sold, on a revolving basis, an undivided percentage interest in $50 million of its accounts receivable.

       REGULATORY ASSETS: Regulatory assets represent deferred costs that have been included as allowable costs for ratemaking purposes. IPL has recorded regulatory assets relating to certain costs as authorized by the IURC. Specific regulatory assets are disclosed in Note 5. As of December 31, 2000, all regulatory assets have been included as allowable costs in orders of the IURC (see Note 10). IPL is amortizing such nontax-related regulatory assets to expense over periods ranging from 1 to 30 years. Tax-related regulatory assets represent the net income tax costs to be considered in future regulatory proceedings generally as the tax-related amounts are paid.

       In accordance with regulatory treatment, IPL deferred as a regulatory asset certain post in-service date carrying charges and certain other costs related to its investment in Petersburg Unit 4. As authorized in the 1995 Electric Rate Settlement, IPL, effective September 1, 1995, is amortizing this deferral to expense over a life that generally approximates the useful life of the related facility. Also in accordance with regulatory treatment, IPL defers as regulatory assets non-sinking fund debt and preferred stock redemption premiums and expenses, and amortizes such costs over the life of the original debt or, in the case of preferred stock redemption premiums, over 20 years.

       DERIVATIVES: Enterprises has only limited involvement with derivative financial instruments and does not use them for trading purposes. Enterprises entered into interest rate swap agreements as a means of managing the interest rate exposure on certain of its debt facilities. These interest rate swaps are accounted for under the accrual method. Under this method, the differential to be paid or received on the interest rate swap agreement is recognized over the life of the agreement in interest expense. Changes in market value of interest swaps accounted for under the accrual method are not reflected in the accompanying financial statements.

       INCOME TAXES: Deferred taxes are provided for all significant temporary differences between book and taxable income. The effects of income taxes are measured based on enacted laws and rates. Such differences include the use of accelerated depreciation methods for tax purposes, the use of different book and tax depreciable lives, rates and in-service dates and the accelerated tax amortization of pollution control facilities. Deferred tax assets and liabilities are recognized for the expected future tax consequences of existing differences between the financial reporting and tax reporting basis of assets and liabilities. IPL has recorded as regulatory assets and net deferred tax liabilities, income taxes payable and includable in allowable costs for ratemaking purposes in future years. Investment tax credits that reduced federal income taxes in the years they arose have been deferred and are being amortized to income over the useful lives of the properties in accordance with regulatory treatment.

       CASH AND CASH EQUIVALENTS: Enterprises considers all highly liquid investments purchased with original maturities of 90 days or less to be cash equivalents.

       INVESTMENTS: Securities that Enterprises does not intend to hold until maturity are classified as available-for-sale, and any unrealized gains or losses are recorded as a separate component of stockholders' equity.

       COMPREHENSIVE INCOME: Comprehensive income was $46.0 million, $235.7 million and $130.1 million for the years ended December 31, 2000, 1999 and 1998, respectively, and was composed of net income, changes in unrealized gain in securities available for sale and minimum pension liability adjustments.

       EMPLOYEE BENEFIT PLANS: Substantially all employees of IPALCO and IPL are covered by a defined benefit pension plan, defined contribution plans and a group benefits plan.

       The defined benefit pension plan is noncontributory and is funded through two trusts. Benefits are based on each individual employee's years of service and compensation. Enterprises' funding policy is to contribute annually not less than the minimum required by applicable law, nor more than the maximum amount that can be deducted for federal income tax purposes. Additionally, a select group of management employees of IPALCO and IPL are covered under a funded supplemental retirement plan. Funding of the supplemental plan is at the discretion of IPALCO and IPL.

       The Employees' Thrift Plan of Indianapolis Power & Light Company (Thrift
Plan) is a defined contribution plan sponsored by IPL. Employees elect to make contributions to the Thrift Plan based on a percentage of their annual base compensation. Each employee's contribution is matched in amounts up to, but not exceeding, 4% of the employee's annual base compensation. Employer contributions to the Thrift Plan were $3.5 million in each of the years 2000, 1999 and 1998.

       The group benefits plan is sponsored by IPL and provides certain health care and life insurance benefits to active employees and employees who retire from active service on or after attaining age 55 and have rendered at least 10 years of service. The post-retirement benefit costs of this plan were funded through a Voluntary Employee Beneficiary Association (VEBA) Trust. Effective October 20, 2000, IPL curtailed and settled for $7.5 million the post-retirement medical and life insurance benefit portion of its overall group benefits plan.

       A defined contribution plan is sponsored by Enterprises as the Mid-America Energy Resources Employee Retirement Plan. Employees elect to make contributions to this plan based on a percentage of their annual base compensation. Each employee's contribution is matched in amounts up to, but not exceeding, 6% of the employee's annual base compensation.

       NEW ACCOUNTING PRONOUNCEMENT: Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS
133), requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet and measure these instruments at fair value. The Company adopted SFAS 133 on January 1, 2001. The Company designated an interest rate swap as a cash flow hedge which is recorded as a liability on the balance sheet and measured at fair value. The effect of adopting SFAS 133 resulted in a decrease to comprehensive income of approximately $2.0 million. There was no income statement impact as the hedge was determined by management to be highly effective in accordance with SFAS 133.

       USE OF MANAGEMENT ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires that management make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The reported amounts of revenues and expenses during the reporting period may also be affected by the estimates and assumptions management is required to make. Actual results may differ from those estimates. During 1999, IPL changed its estimate for unbilled revenue, which resulted in a $8.0 million increase to unbilled revenue.

       EARNINGS PER SHARE: All references to earnings per share in the Notes to the Consolidated Financial Statements represent diluted earnings per share.

       RECLASSIFICATIONS: Certain amounts from prior years' consolidated financial statements have been reclassified to conform to the current year presentation.

3.     PLANT IN SERVICE AND OTHER PROPERTY

       UTILITY PLANT IN SERVICE

       The original cost of utility plant in service at December 31, segregated by functional classifications, follows:

                                                                                 2000                   1999
---------------------------------------------------------------------------------------------------------------
                                                                                        (In Thousands)
Production.............................................................       $1,722,363            $1,735,026
Transmission...........................................................          241,103               239,976
Distribution...........................................................          783,618               802,543
General  ..............................................................          150,315               144,793
                                                                             -----------          ------------
         Total utility plant in service................................       $2,897,399            $2,922,338
                                                                              ==========            ==========

       Substantially all of IPL's property is subject to the lien of the indenture securing IPL's First Mortgage Bonds.

       NONUTILITY PROPERTY

       The original cost of nonutility property at December 31 follows:

                                                                                  2000                  1999
---------------------------------------------------------------------------------------------------------------
                                                                                        (In Thousands)
District Cooling.......................................................         $  4,868              $ 76,821
District Heating.......................................................            7,288                 5,470
General  ..............................................................            3,073                 2,646
                                                                              ----------            ----------
         Total nonutility property.....................................         $ 15,229              $ 84,937
                                                                                ========              ========

       On November 20, 2000, Enterprises sold the assets of the IPL steam operations, MAER and ICE to Citizens Gas & Coke Utility (see Note 1).

4.  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

       The estimated fair value of financial instruments has been determined by Enterprises using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that Enterprises could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have an effect on the estimated fair value amounts.

       CASH AND CASH EQUIVALENTS AND NOTES PAYABLE: The carrying amount approximates fair value due to the short maturity of these instruments.

       AVAILABLE-FOR-SALE SECURITIES: These securities are carried at fair value based on the market price at the end of the reporting period.

       LONG-TERM DEBT, INCLUDING CURRENT MATURITIES AND SINKING FUND
REQUIREMENTS: Interest rates that are currently available to Enterprises for issuance of debt with similar terms and remaining maturities are used to estimate fair value. The variable rate debt has been included at the face amount for both carrying amount and fair value. The fair values of the interest rate swap agreements of Enterprises have been estimated to be $(3.1) million and $.3 million at December 31, 2000 and 1999, respectively. These amounts represent what Enterprises would either pay or receive to enter into equivalent agreements with a swap counterparty. The fair value of the debt outstanding has been determined on the basis of the specific securities issued and outstanding. Accordingly, the purpose of this disclosure is not to approximate the value on the basis of how the debt might be refinanced. At December 31, 2000, and 1999, the consolidated carrying amount of Enterprises' long-term debt, including current maturities and sinking fund requirements, and the approximate fair value are as follows:

                                                                 2000              1999
                ---------------------------------------------------------------------------
                                                                      (In Thousands)
                  Carrying amount                              $628,313          $922,527
                  Approximate fair value                        635,720           908,744

5.  REGULATORY ASSETS

       The amounts of regulatory assets at December 31 are as follows:

                                                                                2000                1999
---------------------------------------------------------------------------------------------------------------
                                                                                         (In Thousands)
Related to deferred taxes (Note 2)                                            $   45,435          $   49,398
Unamortized deferred post-retirement
   benefit expense (Note 12)                                                           -               4,288
Unamortized reacquisition premium on debt (Note 2)                                20,091              21,687
Unamortized Petersburg Unit 4 carrying charges
     and certain other costs (Note 2)                                             27,065              28,119
Demand side management costs (Note 10)                                               235               4,456
                                                                                --------           ---------
Total regulatory assets                                                         $ 92,826           $ 107,948
                                                                                ========           =========

6.  CAPITAL STOCK

       STOCK REPURCHASES: During 1998 and 1999, IPALCO repurchased 6 million shares at a cost of $154 million.

       STOCK SPLIT: On February 23, 1999, the IPALCO Board of Directors authorized a two-for-one split of IPALCO's common stock, payable to stockholders of record on March 5, 1999. All outstanding share, per share and stock option data in all periods have been restated to reflect the split.

       COMMON STOCK: IPALCO has a Rights Agreement, amended and restated as of April 28, 1998, that is designed to protect IPALCO's shareholders against unsolicited attempts to acquire control of IPALCO that do not offer what the Board believes is a fair and adequate price to all shareholders. The Board declared a dividend of one Right for each share of common stock to shareholders of record on July 11, 1990. The Rights will expire at the time of redemption or exchange, or on April 28, 2008, whichever occurs earliest. At this time, the Rights are attached to and trade with the common stock. The Rights are not taxable to shareholders or to IPALCO, and they do not affect reported earnings per share. Under the Rights Agreement, IPALCO has authorized and reserved 120 million shares for issuance. The Board of

Directors amended the Rights Agreement effective July 14, 2000, to provide that it is not triggered by the Share Exchange Agreement with AES (see Note 1).

       The following is a reconciliation of the weighted average common shares for the basic and diluted earnings per share computations:

                                                                 For the Year Ended December 31,
                                                                 -------------------------------
                                                      2000                    1999                1998
                                                    ----------------------------------------------------
                                                                         (In Thousands)
Weighted average common shares                        86,554                  86,096              89,979
Dilutive effect of stock options                         705                     695               1,298
                                                    --------                --------             -------
Weighted average common
   and incremental shares                             87,259                  86,791              91,277
                                                      ======                  ======              ======

       IPALCO POWERINVEST, IPALCO's Dividend Reinvestment and Direct Stock Purchase Plan, allowed participants to purchase shares of common stock and to reinvest dividends. The plan provided that such shares could be purchased on the open market or directly from IPALCO at the option of IPALCO. All purchases in 2000 were made on the open market. POWERINVEST was terminated following payment of the quarterly dividend on January 15, 2001.

       Under the Thrift Plan, shares may be purchased either on the open market or, if available, as original issue shares directly from IPALCO. There were approximately 2.2 million additional shares available for issue under the Thrift Plan as of December 31, 2000. All purchases in 2000 were made on the open market.

       IPALCO has an existing stock option plan (1990 Plan) for key employees under which options to acquire shares of common stock may be granted. Three million shares of common stock were authorized for issuance under the 1990 Plan, although no shares are available for future grants. The maximum period for exercising an option may not exceed 10 years and one day after grant or 10 years for incentive stock options.

       The 1991 Directors' Stock Option Plan (1991 Plan) provides to the non-employee Directors of IPALCO options to acquire shares of common stock. These options are exercisable for the period beginning on the six-month anniversary of, and ending on the 10-year anniversary of, the grant date. Under the 1991 Plan, 750,000 shares of common stock were authorized for issuance and 30,000 are available for future grants.

       The IPALCO Enterprises, Inc. 1997 Stock Option Plan (1997 Plan) for officers and other key employees authorizes four million shares of common stock for issuance. As of December 31, 2000, 720,500 shares were available for future grants. The maximum period for exercising an option may not exceed 10 years and one day after the grant provided, however, that the incentive stock options shall have terms not in excess of 10 years.

       The 1999 Stock Incentive Plan (1999 Plan) is for key employees and consultants under which options and restricted stock awards may be granted. Initial options were granted under this plan in the amount of 1,105,000 shares on January 1, 2000. As of December 31, 2000, 377,500 shares were available for future grants of options or restricted stock. The maximum period for exercising an option may not exceed fifteen years.

A summary of options issued under all plans is as follows:

                                              Weighted Average             Range of Option            Number of
                                               Price per Share             Price per Share             Shares
----------------------------------------------------------------------------------------------------------------
Outstanding, January 1, 1998..................      $14.14                $8.416 - $15.688            4,090,676
  Granted.....................................       21.03                          21.03               150,000
  Granted.....................................       20.35                          20.345               30,000
  Granted.....................................       21.67                          21.67                72,000
  Exercised...................................       14.16                 8.416 -  15.688           (1,724,378)
                                                                                                    ------------
Outstanding, December 31, 1998................       14.80                 8.416 -  21.67             2,618,298
  Granted.....................................       19.23                 16.63 -  23.38               187,000
  Exercised...................................       14.69                 8.416 -  20.345             (455,318)
                                                                                                   -------------
Outstanding, December 31, 1999................       15.17                 8.416 -  23.38             2,349,980
  Granted.....................................       16.57                 16.41 -  20.53             2,033,000
  Canceled....................................       21.03                 21.03 -  21.03                (5,000)
  Exercised...................................       15.74                 8.416 -  23.38            (3,167,954)
                                                                                                   -------------
 Outstanding, December 31, 2000...............       16.01                 10.46 -  23.38             1,210,026
                                                                                                   =============

       The number of shares exercisable at December 31, 2000, 1999 and 1998 were: 1,195,026, 2,309,980, and 2,558,298, respectively, with a weighted average exercise price of $15.95, $15.06 and $14.65, respectively. The weighted average remaining contractual life of the options outstanding at December 31, 2000, 1999 and 1998 was 8.1 years, 6.5 years and 7.0 years, respectively.

       IPALCO has issued restricted common stock under various incentive compensation plans. The 1999 Plan, the Long-term Performance and Restricted Stock Incentive Plan (1998 Plan) and the Long-term Performance and Restricted Stock Incentive Plan (1995 Plan) each provide for the issuance of restricted shares of IPALCO common stock to plan participants. Generally, under each plan, shares of restricted common stock with value equal to a stated percentage of participants' base salary are initially awarded at the beginning of a three-year performance period, subject to adjustment to reflect the participants' actual base salary. The shares remain restricted and nontransferable throughout each three-year performance period, vesting in one-third increments in each of the three years following the end of the performance period. At the end of a performance period, awards are subject to adjustment to reflect Enterprises' performance compared to peer companies. Final awards under the plans can range from zero up to 400% of the initial awards. Vested shares are no longer restricted and may be held or sold by the participant.

       A summary of restricted common stock issued under all plans is as follows:

                                               1999 Plan     1998 Plan     1995 Plan    Total All Plans
                                             ------------------------------------------------------------
Outstanding, January 1, 1998 ..............          -              -        192,504        192,504
                                             ------------------------------------------------------------
   Grants awarded .........................          -        225,382        227,456        452,838
   Grants canceled ........................          -        (19,826)        (4,626)       (24,452)
   Vested .................................          -              -       (185,134)      (185,134)
                                             ------------------------------------------------------------
Outstanding, December 31, 1998 ............          -        205,556        230,200        435,756
                                             ------------------------------------------------------------
   Grants awarded .........................          -         15,572              -         15,572
   Grants canceled ........................          -              -              -              -
   Vested .................................          -              -       (115,104)      (115,104)
                                             ------------------------------------------------------------
Outstanding, December 31, 1999 ............          -        221,128        115,096        336,224
                                             ------------------------------------------------------------
   Grants awarded .........................     22,500          2,933              -         25,433
   Grants canceled ........................     (5,000)        (2,066)             -         (7,066)
   Vested .................................        -                -       (115,096)      (115,096)
                                             ------------------------------------------------------------
Outstanding, December 31, 2000 ............     17,500        221,995              -        239,495
                                             ============================================================

       As provided under the 1998 Plan, the final performance evaluation performed on January 16, 2001, resulted in final awards of 258% of the initial awards with one-third of the total vesting (217,422 shares).

       APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for the stock-based plans have been applied by Enterprises. No compensation cost has been recognized for any of the option plans because the stock option exercise price is equal to the fair value of the underlying common stock at the date of grant. Had compensation cost been determined based on the fair value at the grant dates for awards under the plans consistent with the method of SFAS 123, "Accounting for Stock-Based Compensation," Enterprises' net income for the year ended December 31, 2000, would have decreased from $154.6 million ($1.77 per share) to the pro forma amount of $150.6 million ($1.73 per share). Enterprises' net income for the year ended December 31, 1999, would have decreased from $128.9 million ($1.49 per share) to the pro forma amount of $128.4 million ($1.48 per share). Enterprises' net income and earnings per share for the similar period in 1998 would have decreased from $130.1 million ($1.43 per share) to the pro forma amount of $129.6 million ($1.42 per share). Enterprises estimated the SFAS 123 fair values by utilizing the binomial options pricing model with the following assumptions: dividend yields of 2.5% to 4.0%, risk-free rates of 5.2% to 6.7%, volatility of 13% to 22% and expected lives of five years.

       Compensation expense of $7.5 million, $1.2 million and $5.1 million for 2000, 1999 and 1998, respectively, as measured by the market value of the common stock at the balance sheet date, has been recognized in accordance with the vesting period for the 1995 and 1998 Plans.

       Restrictions on the payment of cash dividends or other distributions of IPL common stock held by IPALCO and on the purchase or redemption of such shares by IPL are contained in the indenture securing IPL's First Mortgage Bonds. In addition, pursuant to IPL's Articles of Incorporation, no dividends may be paid or accrued and no other distribution may be made on IPL's common stock unless dividends on all outstanding shares of IPL's preferred stock have been paid or declared and set apart for payment. All of IPL's retained earnings at December 31, 2000, were free of such restrictions. There are no other restrictions on the retained earnings of IPALCO.

       CUMULATIVE PREFERRED STOCK OF SUBSIDIARY: Preferred stock shareholders are entitled to two votes per share for IPL matters, and if four full quarterly dividends are in default on all shares of the preferred stock then outstanding, they are entitled to elect the smallest number of IPL Directors to constitute a majority. Preferred stock is redeemable solely at the option of IPL and can be redeemed in whole or in part at any time at specific call prices.

       On January 13, 1998, IPL issued the 5.65% Preferred Series, which is redeemable at par value, subject to certain restrictions, in whole or in part, at any time on or after January 1, 2008, at the option of IPL.

At December 31, preferred stock consisted of the following:

                                                                December 31, 2000
                                                           ---------------------------            December 31
                                                             Shares           Call           ----------------------
                                                           Outstanding        Price            2000         1999
                                                           -----------   -------------       --------     ---------
                                                                                                 (In Thousands)
Cumulative $100 Par Value,
     authorized 2,000,000 shares

     4% Series..........................................       47,611        $118.00          $ 4,761       $ 4,761
     4.2% Series........................................       19,331         103.00            1,933         1,933
     4.6% Series........................................        2,481         103.00              248           248
     4.8% Series........................................       21,930         101.00            2,193         2,193
     5.65% Series.......................................      500,000              -           50,000        50,000
                                                              -------                         -------       -------
Total cumulative preferred stock........................      591,353                         $59,135       $59,135
                                                              =======                         =======       =======

       During 2000, 1999 and 1998, preferred stock dividends were $3.2 million, $3.2 million and $3.1 million, respectively.

7.  LONG-TERM DEBT

       Long-term debt consists of the following:

                                                                                               December 31,
                                                                                      -----------------------------
                                                                                           2000           1999
                                                                                      -------------  --------------
           Series                  Due                                                        (In Thousands)
         ---------             ---------
     IPL First Mortgage Bonds:
         6.05%             February 2004............................................      $  80,000       $  80,000
         8%                October 2006.............................................         58,800          58,800
         7 3/8%            August 2007..............................................         80,000          80,000
         6.10% *           January 2016.............................................         41,850          41,850
         5.40% *           August 2017..............................................         24,650          24,650
         5.50% *           October 2023.............................................         30,000          30,000
         7.05%             February 2024............................................        100,000         100,000
         6 5/8% *          December 2024............................................         40,000          40,000
     Unamortized discount - net.....................................................           (787)           (849)
                                                                                         ----------       ---------
         Total first mortgage bonds.................................................        454,513         454,451
                                                                                         ----------       ---------
     IPL Variable Series Notes
         1991*             August 2021..............................................         40,000          40,000
         1994A*            December 2024............................................         20,000          20,000
         1995B*            January 2023 ............................................         40,000          40,000
         1995C*            December 2029 ...........................................         30,000          30,000
         1996*             November 2029 ...........................................         20,000          20,000
         1999*             August 2030                                                       23,500          23,500
     Current maturities.............................................................         (6,150)              -
                                                                                         ----------       ---------
     Total long-term debt - IPL.....................................................        621,863         627,951
                                                                                         ----------       ---------
     Long-Term Debt - Other:
         MAER - 1999 Series variable note, due September 2030.......................              -          18,800
         ICE - 7.59% note, due February 2016 .......................................              -          16,000
         IPALCO Enterprises, Inc. commercial paper..................................              -         211,195
         MAER - 8.03% notes payable, due June 2012 .................................              -          48,281
         SHAPE -7.50% notes payable, due upon request ..............................            300             300
     Current maturities.............................................................           (300)        (52,477)
                                                                                         ----------       ---------
         Total long-term debt - other...............................................              -         242,099
                                                                                         ----------       ---------

         Total long-term debt.......................................................      $ 621,863       $ 870,050
                                                                                         ==========       =========

* Notes are issued to the city of Petersburg, Indiana, by IPL to secure the loan of proceeds from various tax-exempt instruments issued by the city.

       IPL redeemed the $23.5 million, 7.45% Series bond in October 1999 with the proceeds from the $23.5 million variable rate note issued September 1999. MAER refinanced its $9.5 million 7.25% Series note and its $9.3 million 1995 Series variable rate note with the proceeds of an $18.8 million variable rate note issued May 1999.

       In November 2000, Enterprises sold its Thermal Assets to Citizens Gas & Coke Utility (see Note 1). Enterprises used a portion of the net proceeds to retire debt specifically assignable to the assets. The 7.59% ICE note and the 8.03% MAER note were retired in November 2000. In connection with the retirement of the 7.59% ICE note and the 8.03% MAER note, Mid-America incurred make-whole payments and wrote off debt issuance costs of $4.3 million, which was recorded as an extraordinary loss. The MAER - 1999 Series variable note was retired in December 2000 and $6.15 million of IPL's 1999 Series note was retired in January 2001.

       The IPL Series 1991 note provides for an interest rate that varies with the tax-exempt commercial paper rate. The IPL 1994A, 1995B, 1995C and 1996 notes provide for an interest rate that varies with the tax-exempt weekly rate. Additionally, these notes can be converted into long-term fixed interest rate instruments by the issuance of an IPL First Mortgage Bond. The notes are classified as long-term liabilities because IPL maintains a $150 million long-term credit facility supporting these agreements, which were unused at December 31, 2000. The IPL Series 1999 note provides for an interest rate that varies based on tax-exempt auction rates. IPL, at its option, can change the interest rate mode for all of the variable series notes to be based on other short-term rates.

       IPALCO's Revolving Credit Facility (Revolver) was issued in April 1997 in the amount of $401 million. The proceeds were used to purchase, through a self-tender offer, shares of IPALCO's outstanding common stock. The Revolver currently has no outstanding balance but is available for future borrowings. According to the credit agreement, IPALCO could borrow up to $80.2 million until March 31, 2002.

       The year-end interest rates for the variable rate notes are as follows:

                                                  Interest Rate at
                                                     December 31,
                                                2000            1999
           --------------------------------------------------------------
           Series 1991                          4.11%           3.14%
           Series 1994A                         4.20%           3.38%
           Series 1995B                         5.18%           5.21%
           Series 1995C                         4.29%           3.41%
           Series 1996                          4.29%           3.41%
           Series 1999                          4.39%           3.74%
           MAER Series 1999 note                   -            3.75%
           IPALCO commercial paper                 -            6.65%

       In conjunction with the issuance of the 1995B note, IPL entered into an interest rate swap agreement. Pursuant to the swap agreement, IPL will pay interest at a fixed rate of 5.21% to a swap counterparty and will receive a variable rate of interest in return, which is identical to the variable rate payment made on the 1995B note. The result is to effectively establish a fixed rate of interest on the 1995B note of 5.21%. The interest rate swap agreement is accounted for on a settlement basis. IPL is exposed to credit loss in the event of nonperformance by the counterparty for the net interest differential when floating rates exceed the fixed maximum rate. However, IPL does not anticipate nonperformance by the counterparty.

       In conjunction with the issuance of the Revolver, IPALCO entered into an interest rate swap agreement, which fixed the interest rate on $300 million of the Revolver. Pursuant to the swap agreement, which matures April 1, 2001, IPALCO will pay interest at a fixed rate of 6.3575% to a swap counterparty and will receive a variable rate of interest in return based on one month LIBOR. Per the swap agreement, in July 1998, the amount covered by the swap began decreasing $25 million each quarter. The notional amount of the swap at December 31, 2000, was $50 million. IPALCO is exposed to credit loss in the event of nonperformance by the counterparty for the net interest differential when floating rates exceed the fixed maximum rate. However, IPALCO does not anticipate nonperformance by the counterparty.

       Maturities on long-term debt for the five years subsequent to December 31, 2000, are as follows:

                             Maturities
                             ----------
           Year                                  Amount
           ----                                  ------
                                             (In Thousands)
           2001...........................       $6,450
           2002...........................            -
           2003...........................            -
           2004...........................       80,000
           2005...........................            -

8.  LINES OF CREDIT

       IPL has committed lines of credit with banks of $55 million used to provide loans for interim financing. These lines require the payment of commitment fees. At December 31, 2000, no lines of credit were used to support commercial paper, the entire $55 million was unused. These lines of credit, based on separate agreements, have expiration dates ranging from February 2001 to October 2001.

   Mid-America has a $30 million line of credit that requires the payment of a commitment fee. At December 31, 2000, the entire $30 million was unused. This line of credit has an expiration date of May 2001.

   The weighted average interest rate on notes payable and commercial paper outstanding was not applicable at December 31, 2000 since the principal outstanding was zero, and was 6.21% at December 31, 1999.

9.  INCOME TAXES

       Federal and state income taxes charged to income are as follows:

                                                         2000         1999          1998
------------------------------------------------------------------------------------------
                                                               (In Thousands)
Utility Operating Expenses:
  Current income taxes:
    Federal ........................................   $ 102,171    $  68,093    $  72,094
    State ..........................................      13,580        9,208       10,585
                                                      ----------   ----------   ----------
      Total current taxes ..........................     115,751       77,301       82,679
                                                      ----------   ----------   ----------

Deferred federal income taxes ......................     (39,520)       8,117         (414)
Deferred state income taxes ........................      (4,632)       1,824          715
                                                      ----------   ----------   ----------
      Total deferred  income taxes .................     (44,152)       9,941          301
                                                      ----------   ----------   ----------
Net amortization of investment credit ..............      (2,768)      (2,767)      (2,790
                                                      ----------   ----------   ----------

      Total charge to utility operating expenses ...      68,831       84,475       80,190
Net debit (credit) to other income and deductions...      44,823       (5,688)      (5,231)
                                                      ----------   ----------   ----------
                                                         113,654       78,787       74,959
Extraordinary loss on early retirement of debt .....      (2,602)           -            -
                                                      ----------   ----------   ----------
      Total federal and state income tax
        provisions..................................   $ 111,052    $  78,787    $  74,959
                                                      ==========   ==========   ==========


       The provision for federal income taxes (including net investment tax credit adjustments) is different than the amount computed by applying the statutory tax rate to pretax income. The reasons for the difference, stated as a percentage of pretax income, are as follows:

                                                                              2000         1999          1998
---------------------------------------------------------------------------------------------------------------
Federal statutory tax rate...............................................     35.0%        35.0%        35.0%
Effect of state income taxes.............................................     (1.9)        (1.7)        (1.8)
Amortization of investment tax credits...................................     (1.0)        (1.3)        (1.3)
Preferred dividends of subsidiary........................................      0.4          0.5          0.5
Nondeductible expenses...................................................      2.8            -            -
Other - net..............................................................      0.6         (0.1)        (1.5)
                                                                            ------       ------       ------
  Effective federal tax rate.............................................     35.9%        32.4%        30.9%
                                                                            ======       ======       ======

         The significant items comprising Enterprises' net deferred tax liability recognized in the consolidated balance sheets as of December 31, 2000, and 1999, are as follows:

                                                                                    2000                1999
-------------------------------------------------------------------------------------------------------------------
                                                                                          (In Thousands)
Deferred tax liabilities:
     Relating to utility property..........................................       $  405,152         $  422,907
     Unrealized gain on investment security................................                4             67,297
     Other.................................................................           11,717             19,264
                                                                                  ----------         ----------
         Total deferred tax liabilities....................................          416,873            509,468
                                                                                  ----------         ----------
Deferred tax assets:
     Relating to utility property..........................................           50,904             48,417
     Investment tax credit.................................................           22,165             23,856
     Employee benefit plans................................................           53,691             22,463
     Other.................................................................           14,580             12,836
                                                                                  ----------         ----------
         Total deferred tax assets.........................................          141,340            107,572
                                                                                  ----------         ----------
Net deferred tax liability.................................................          275,533            401,896
       Current deferred tax liability......................................              362              1,308
                                                                                  ----------         ----------
Deferred income taxes - net................................................         $275,171           $400,588
                                                                                  ==========         ==========

10.  RATE MATTERS

       DEMAND SIDE MANAGEMENT (DSM) PROGRAM: In compliance with certain orders, IPL is deferring certain approved DSM costs and carrying charges. On July 30, 1997, IPL received an IURC order approving a settlement agreement authorizing IPL to recognize in rates the existing regulatory asset (consisting of DSM costs deferred after January 31, 1995), along with carrying charges, and also to approve changes to IPL's DSM programs. On August 18, 1999, IPL received an IURC order approving a settlement agreement authorizing IPL to extend its low-income qualified residential DSM program through July 30, 2000. A subsequent order on March 9, 2000 further extended this program through August 17, 2001.

       ELECT PLAN: During 1998, the IURC approved a plan that allows IPL customers with less than 2,000 kilowatts of demand, an opportunity to choose optional service or payment plans. This includes a green power option, a fixed rate per unit of consumption option and a fixed bill option. Customers not choosing one of these options continue to receive electric service under existing tariffs. The Elect Plan was extended by IURC order and now will expire on December 31, 2003 unless a subsequent plan is approved by the IURC.

11.  PENSION BENEFITS

                                                                    Pension Benefits
                                                             ----------------------------
(In Thousands)                                                   2000             1999
                                                                 ----             ----
             CHANGE IN BENEFIT OBLIGATION
------------------------------------------------------------
Benefit obligation at beginning of year                         $276,607       $276,638
Service cost                                                       5,131          5,845
Interest cost                                                     20,519         18,899
Actuarial (gain) loss                                            (13,140)       (11,765)
Amendments                                                         2,810            764
Partial curtailment loss - supplemental plan                       7,953              -
VERP benefit cost                                                 56,771              -
Benefits paid                                                    (14,796)       (13,774)
                                                               ----------      --------
Benefit obligation at end of year                                341,855        276,607
                                                               ----------      --------
                 CHANGE IN PLAN ASSETS
------------------------------------------------------------
Fair value of plan assets at beginning of year                   310,737        290,770
Actual return on plan assets                                      14,935         30,417
Employer contribution                                                642          3,324
Benefits paid                                                    (14,796)       (13,774)
                                                               ----------      --------
Fair value of plan assets at end of year                         311,518        310,737
                                                               ----------      --------
Funded status                                                    (30,337)        34,130

Unrecognized net gain                                            (63,887)       (70,048)
Unrecognized prior service cost                                   13,497         15,241
Unrecognized net transition (asset) obligation                    (6,928)        (8,341)
Adjustment to recognize minimum liability                         (3,536)             -
                                                               ----------      --------
Accrued benefit cost                                           $ (91,191)      $(29,018)
                                                               ==========      ========
    WEIGHTED-AVERAGE ASSUMPTIONS AS OF DECEMBER 31
-------------------------------------------------------
Discount rate                                                      8.00%          7.50%

                                                                                          Pension Benefits
                                                                        ---------------------------------------------------
(In Thousands)                                                                 2000            1999             1998
                                                                               ----            ----             ----
               COMPONENTS OF NET PERIODIC BENEFIT COST
------------------------------------------------------------------------
Service cost                                                                    $ 6,138            $8,451        $10,617
Interest cost                                                                    20,519            18,899         18,021
Expected return on plan assets                                                  (27,181)          (25,417)       (20,426)
Amortization of transition (asset) obligation                                    (1,414)           (1,414)        (1,414)
Amortization of prior service cost                                                1,580             1,394          1,124
Recognized actuarial gain                                                        (2,869)           (2,051)        (1,545)
                                                                              ----------        ----------     ----------
Net periodic benefit cost                                                        (3,227)             (138)         6,377
Amount of curtailment (gain)/loss recognized                                      6,701                 -              -
Cost of special or contractual termination benefits recognized                   56,771                 -              -
                                                                              ----------        ----------     ----------
Total pension cost                                                               60,245              (138)         6,377
  Less: amounts capitalized                                                        (586)              (48)           339
                                                                              ----------        ----------     ----------
Amount charged to expense                                                      $ 60,831              $(90)        $6,038
                                                                              ==========        ==========     ==========

         The defined benefit pension plan had expected returns on plan assets of 9.0%, 9.0% and 8.0% for 2000, 1999 and 1998, respectively. The defined benefit plan assumed compensation increases to be 5.10% during 1998. During 1999, the defined benefit plan began using salary bands to determine future benefit costs rather than rate of compensation increases. The supplemental retirement pension plan used an expected return on plan assets of 8.0% for 2000, 1999 and 1998. The supplemental plan assumed compensation increases to be 6.0% for 2000, 1999 and 1998.

          On November 9, 2000, IPALCO implemented a one-time Voluntary Early Retirement Program (VERP). This program offers enhanced retirement benefits upon early retirement to eligible employees. The VERP was available to all employees, except officers, whose combined age and years of service will total at least 75 on June 30, 2001. Participation was limited to, and subsequently accepted by 400 qualified employees. Participants elected actual retirement dates in 2001. Additionally, IPALCO will provide post-retirement benefits to VERP retirees until age 55 at which time they will be eligible to receive benefits from the independent VEBA trustee. IPALCO recognized the $56.8 million pre-tax non-cash pension and $5.2 million other post-retirement benefit costs of the VERP in December 2000.

               During 2000, IPL recognized a non-cash $6.7 million curtailment loss for the supplemental retirement plan reflecting the expected near-term retirement of certain plan participants. In conjunction with recording a minimum pension liability of $3.5 million, IPALCO recorded an intangible asset of $1.7 million. The net difference of $1.8 million was recorded as comprehensive income.

12. OTHER POST-RETIREMENT BENEFITS

                                                                    Other Benefits
                                                         ---------------------------------
(In Thousands)                                                  2000            1999
                                                                ----            ----
             CHANGE IN BENEFIT OBLIGATION
---------------------------------------------------------
Benefit obligation at beginning of year                         $139,999       $149,761
Service cost                                                       3,323          3,761
Interest cost                                                      9,846         10,025
Actuarial (gain) loss                                             17,538        (16,401)
Plan amendments                                                  (19,289)             -
Settlements                                                     (144,703)             -
Benefits paid                                                     (6,714)        (7,147)
                                                            ------------    ------------
Benefit obligation at end of year                                      -        139,999
                                                            ------------    ------------

                 CHANGE IN PLAN ASSETS
---------------------------------------------------------
Fair value of plan assets at beginning of year                   132,524         83,846
Actual return on plan assets                                          57         37,551
Employer contribution                                             18,836         18,274
Settlements                                                     (144,703)             -
Benefits paid                                                     (6,714)        (7,147)
                                                            ------------    ------------
Fair value of plan assets at end of year                               -        132,524
                                                            ------------    ------------

Funded status                                                          -         (7,475)

Unrecognized net gain                                                  -        (76,423)
Unrecognized net transition (asset) obligation                         -         79,560
                                                            ------------    ------------
Accrued benefit cost                                                   -      $  (4,338)
                                                            ============    ============
    WEIGHTED-AVERAGE ASSUMPTIONS AS OF DECEMBER 31
-------------------------------------------------------
Discount rate                                                       7.75%          7.50%

                                                                                           Other Benefits
                                                                      ---------------------------------------------------
(In Thousands)                                                                 2000             1999             1998
                                                                               ----             ----             ----
               COMPONENTS OF NET PERIODIC BENEFIT COST
----------------------------------------------------------------------
Service cost                                                                     $3,323            $3,761         $3,557
Interest cost                                                                     9,846            10,025          9,972
Expected return on plan assets                                                   (9,703)           (6,505)        (5,278)
Amortization of transition (asset) obligation                                     5,100             6,120          6,120
Recognized actuarial gain                                                        (2,642)           (1,556)        (1,656)
                                                                              -----------      -----------     ----------
Net periodic benefit cost                                                         5,924            11,845         12,715
Curtailment charge (credit)                                                      55,171                 -              -
Settlement charge (credit)                                                     (46,547)                 -              -
  Less: amounts capitalized                                                       1,076             1,895          1,924
                                                                              -----------      -----------     ----------
Amount charged to expense                                                       $13,472            $9,950        $10,791
                                                                              ===========      ===========     ==========

      Other benefit estimates used expected rates of return on plan assets of 9.0% for 2000 and 8.0% for 1999 and 1998. For measurement purposes, a 5.9% annual rate of increase in the per capita cost of covered health care benefits was assumed for 2001.

      Also, during 2000, 1999 and 1998, IPL expensed post-retirement regulatory asset amortization of $4.3 million, $6.4 million, and $6.4 million, respectively. The final period of amortization was August 2000.

       On October 20, 2000, IPALCO curtailed and settled its existing post-retirement medical and life insurance plans (Post-retirement Plans). Post-retirement plan assets are held by an independent trustee and are encompassed by a Voluntary Employee Beneficiary Association (VEBA). Existing eligible retirees and active employees of IPL who ultimately retire as active employees of IPL at age 55 or later are eligible to receive post-retirement benefits from the independent trustee. In November 2000, IPALCO made a $7.5 million payment to the independent trustee as settlement of its obligations relating to the Post-retirement Plans.

13.  COMMITMENTS AND CONTINGENCIES

       In 2001, Enterprises anticipates the cost of its construction programs to be approximately $154 million.

       Enterprises is involved in litigation arising in the normal course of business. While the results of such litigation cannot be predicted with certainty, management, based upon advice of counsel, believes that the final outcome will not have a material adverse effect on the consolidated financial statements.

       With respect to environmental issues, Enterprises has ongoing discussions with various regulatory authorities and continues to believe that Enterprises is in compliance with its various permits.

14.  GAIN ON TERMINATION OF AGREEMENT

         During September 1998, a pretax gain of $12.5 million ($7.8 million after-tax) resulted from the liquidation and termination of an agreement to purchase up to 150 megawatts of power during the summer months through the year 2000.

15.  INVESTMENTS

               Enterprises has classified its investment in marketable equity securities as available-for-sale, and any unrealized gains or losses are recorded as a separate component of shareholders' equity. During 1999, Enterprises recorded directly to shareholders' equity an unrealized after-tax gain of $106.7 million resulting from its investment in Internet Capital Group, Inc. (Nasdaq:ICGE), an internet holding company, which went public in August 1999. The gross unrealized gain on these available-for-sale securities was $174.0 million and the related taxes would be $67.3 million. The cost basis and the market value for the investment were $1.2 million and $175.2 million, respectively, at December 31, 1999 (1,030,600 shares). In 2000, Mid-America sold approximately one million shares of ICGE resulting in a realized gain of $112.6 million. The total realized gain is reduced by related compensation expenses and gross receipts tax of

$10.3 million and income taxes of $42.2 million, which are included in OTHER INCOME AND (DEDUCTIONS). The after-tax proceeds from these sales were applied primarily to the reduction of IPALCO's outstanding unsecured debt. During 2000, unrealized losses of $61.8 million ($37.6 million after-tax) were recorded to reflect the decrease in market price for the unsold shares.

               In 1999, Mid-America made a commitment to invest $15 million in EnerTech Capital Partners II L.P., a venture capital fund. The fund invests in service and technology companies providing innovative products and services that take advantage of opportunities created by deregulation of the energy and telecommunications industries. Through December 31, 2000, Mid-America has funded $2.25 million of such commitment.

16.  SEGMENT INFORMATION

       Operating segments are components of an enterprise for which separate financial information is available and is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Enterprises' reportable business segments are electric and "all other." Steam operations of IPL, existing from January 1 through November 20, 2000 (see Note 1), and all subsidiaries other than IPL are combined in the "all other" category. The accounting policies of the identified segments are consistent with those policies and procedures described in the summary of significant accounting policies (see Note 2). Intersegment sales are generally based on prices that reflect the current market conditions. The following tables provide information about Enterprises' business segments:

                                                 2000                           1999                              1998
                                  -----------------------------    -------------------------------    ---------------------------
                                  Electric   All Other    Total    Electric   All Other      Total    Electric  All Other   Total
                                  --------   ---------    -----    --------   ---------      -----    --------  ---------   -----
                                                                        (In Millions)
Operating Revenues ..........     $  831     $   59      $  890     $  800       $   69     $  869     $  786   $   69     $  855
Depreciation and Amortization        108          6         114        104            7        111        100        6        106
Pre-tax Operating Income ....        204         (7)        197        263           10        273        255        7        262
Income Taxes ................         69         54         123         83            3         86         79        4         83
Property - net
  of Depreciation ...........      1,648         12       1,660      1,674          145      1,819      1,671      149      1,820
Capital Expenditures ........         79          -          79        103            2        105         74        8         82

         Included within Depreciation and Amortization for the All Other segment is IPL steam depreciation of $3 million for each of the years 2000, 1999 and 1998. Included within Pre-tax Operating Income for the All Other segment is IPL steam pre-tax operating income of $1 million, $5 million and $5 million for 2000, 1999 and 1998, respectively. Included within Income Taxes for the All Other segment is IPL steam income taxes of $(.1) million, $1 million and $1 million for 2000, 1999 and 1998, respectively. Included within Property - net of Depreciation for the All Other segment is IPL steam plant of $76 million and $77 million for 1999 and 1998, respectively. Included within Capital Expenditures for the All Other segment is IPL steam plant of $2 million and $7 million for 1999 and 1998, respectively.

17.  QUARTERLY RESULTS (UNAUDITED)

       Operating results for the years ended December 31, 2000, and 1999, by quarter, are as follows (in thousands except per share amounts):

                                                                            2000
                                             ---------------------------------------------------------------------
                                                March 31            June 30      September 30        December 31
                                                --------            -------      ------------        -----------
Utility operating revenues.................       $211,089         $204,700          $224,720         $218,026
Utility operating income...................         48,170           41,784            44,942            1,327
Income before extraordinary loss
     on early retirement of debt ..........          92,327          28,980            30,045            7,490
Extraordinary loss on early
     retirement of debt....................                                                             (4,259)
Net income.................................         92,327           28,980            30,045            3,231

Weighted average shares....................         85,702           85,713            86,353           88,447
Basic earnings per share before
      extraordinary loss...................       $   1.08         $    .34          $    .35         $    .09
Extraordinary loss.........................              -                -                 -             (.05)
                                                  --------         --------          --------         --------
Basic earnings per share...................       $   1.08         $    .34          $    .35         $    .04

Weighted average diluted shares............         86,260           86,601            87,265           88,912
Diluted earnings per share before
      extraordinary loss...................       $   1.07         $    .33          $    .34         $    .09
Extraordinary loss.........................              -                -                 -             (.05)
                                                  --------         --------          --------         --------
Diluted earnings per share.................       $   1.07         $    .33          $    .34         $    .04


                                                                            1999
                                           -------------------------------------------------------------------------
                                                MARCH 31            JUNE 30      SEPTEMBER 30        DECEMBER 31
                                                --------            -------      ------------        -----------
Utility operating revenues.................       $200,831         $203,010          $228,515         $202,296
Utility operating income...................         43,251           49,434            48,414           42,402
Net income.................................         29,597           34,652            35,379           29,319

Weighted average shares....................         87,218           85,718            85,720           85,728
Basic earnings per share...................       $    .34         $    .40          $    .41         $    .34

Weighted average diluted shares............         88,115           86,502            86,368           86,179
Diluted earnings per share.................       $    .34         $    .40          $    .41         $    .34


       The quarterly figures reflect seasonal and weather-related fluctuations that are normal to IPL's operations.

       Earnings per share are computed independently for each of the quarters presented. Therefore, the sum of the quarterly earnings per share may not equal the total for the year.

         The first quarter 2000 results reflect the sale of investment securities (see Note 15). The fourth quarter 2000 results reflect the sale of thermal assets (see Note 1) and the Voluntary Early Retirement Program (see Note
11).

                    IPALCO ENTERPRISES, INC. AND SUBSIDIARIES
                      STATEMENTS OF CONSOLIDATED OPERATIONS
                                 (In Thousands)
                                   (Unaudited)


                                                                            Three Months Ended
                                                                                 March 31
                                                                             2001           2000
                                                                        ---------------------------
UTILITY OPERATING REVENUES:
  Electric                                                              $     209,052  $   200,528
  Steam                                                                             -       10,561
                                                                        -------------  ------------
    Total operating revenues                                                  209,052      211,089
                                                                        -------------  ------------
UTILITY OPERATING EXPENSES:
  Operation:
    Fuel                                                                       46,283       47,577
    Other                                                                      42,815       35,839
  Power purchased                                                                 574          502
  Purchased steam                                                                   -        1,674
  Maintenance                                                                  19,578       17,262
  Termination benefit agreement costs                                          51,683            -
  Depreciation and amortization                                                27,571       27,555
  Taxes other than income taxes                                                 9,583        9,300
  Income taxes - net                                                              645       23,210
                                                                        -------------  ------------
    Total operating expenses                                                  198,732      162,919
                                                                        -------------  ------------
UTILITY OPERATING INCOME                                                       10,320       48,170
                                                                        -------------  ------------
OTHER INCOME AND (DEDUCTIONS):
  Allowance for equity funds used during construction                             110          681
  Other - net                                                                    (555)      (3,591)
  Gain on sale of available for sale securities, net of expenses                    -      101,634
  Termination benefit agreement costs                                          (4,747)           -
  Merger costs                                                                 (6,283)        (250)
  Income taxes - net                                                            2,293      (39,216)
                                                                        -------------  ------------
    Total other income (deductions) - net                                      (9,182)      59,258
                                                                        -------------  ------------
INCOME BEFORE INTEREST AND OTHER CHARGES                                        1,138      107,428
                                                                        -------------  ------------
INTEREST AND OTHER CHARGES:
  Interest                                                                     10,030       14,631
  Allowance for borrowed funds used during construction                           (55)        (333)
  Preferred stock transactions                                                    803          803
                                                                        -------------  ------------
    Total interest and other charges - net                                     10,778       15,101
                                                                        -------------  ------------

NET INCOME (LOSS)                                                       $      (9,640) $    92,327
                                                                        =============  ============


See notes to consolidated financial statements.

                    IPALCO ENTERPRISES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (In Thousands)
                                   (Unaudited)

                                                                                   March 31            December 31
                                 ASSETS                                              2001                  2000
-----------------------------------------------------------------------------   ---------------       ---------------
UTILITY PLANT:
  Utility plant in service                                                      $    2,905,775        $    2,897,399
  Less accumulated depreciation                                                      1,367,514             1,344,403
                                                                                ---------------       ---------------
      Utility plant in service - net                                                 1,538,261             1,552,996
  Construction work in progress                                                         91,751                84,146
  Property held for future use                                                          10,731                10,692
                                                                                ---------------       ---------------
      Utility plant - net                                                            1,640,743             1,647,834
                                                                                ---------------       ---------------
OTHER ASSETS:
  Nonutility property - at cost, less accumulated depreciation                          12,254                12,378
  Available-for-sale securities                                                             11                    17
  Other investments                                                                      8,240                 9,360
                                                                                ---------------       ---------------
      Other assets - net                                                                20,505                21,755
                                                                                ---------------       ---------------
CURRENT ASSETS:
  Cash and cash equivalents                                                             46,207                68,652
  Accounts receivable and unbilled revenue
   (less allowance for doubtful accounts
   2001, $2,010 and 2000, $1,794)                                                       47,954                66,565
  Fuel - at average cost                                                                21,149                23,648
  Materials and supplies - at average cost                                              48,094                48,791
  Prepayments and other current assets                                                   1,954                 1,985
                                                                                ---------------       ---------------
      Total current assets                                                             165,358               209,641
                                                                                ---------------       ---------------
DEFERRED DEBITS:
  Regulatory assets                                                                     96,995                92,826
  Miscellaneous                                                                         10,724                11,220
                                                                                ---------------       ---------------
      Total deferred debits                                                            107,719               104,046
                                                                                ---------------       ---------------
              TOTAL                                                             $    1,934,325        $    1,983,276
                                                                                ===============       ===============

                     CAPITALIZATION AND LIABILITIES
CAPITALIZATION:
  Common shareholders' equity:
    Common stock                                                                $            -        $      449,987
    Unearned compensation - restricted stock awards                                          -                     -
    Premium on 4% cumulative preferred stock                                               649                   649
    Retained earnings                                                                  723,461               788,441
    Accumulated other comprehensive income                                              (3,994)               (1,813)
    Treasury stock, at cost                                                                  -              (507,116)
                                                                                ---------------       ---------------
      Total common shareholders' equity                                                720,116               730,148
  Cumulative preferred stock of subsidiary                                              59,135                59,135
  Long-term debt (less current maturities and
   sinking fund requirements)                                                          621,880               621,863
                                                                                ---------------       ---------------
      Total capitalization                                                           1,401,131             1,411,146
                                                                                ---------------       ---------------
CURRENT LIABILITIES:
  Current maturities and sinking fund requirements                                         300                 6,450
  Accounts payable and accrued expenses                                                 52,406                58,179
  Dividends payable                                                                     15,516                15,364
  Taxes accrued                                                                         21,430                49,477
  Interest accrued                                                                       9,665                13,051
  Other current liabilities                                                             16,572                14,444
                                                                                ---------------       ---------------
      Total current liabilities                                                        115,889               156,965
                                                                                ---------------       ---------------
DEFERRED CREDITS AND OTHER LONG-TERM LIABILITIES:
  Accumulated deferred income taxes - net                                              284,095               275,171
  Unamortized investment tax credit                                                     35,766                36,458
  Accrued postretirement benefits                                                        5,323                 5,237
  Accrued pension benefits                                                              88,657                91,191
  Miscellaneous                                                                          3,464                 7,108
                                                                                ---------------       ---------------
      Total deferred credits and other long-term liabilities                           417,305               415,165
                                                                                ---------------       ---------------

COMMITMENTS AND CONTINGENCIES

              TOTAL                                                             $    1,934,325        $    1,983,276
                                                                                ===============       ===============

See notes to consolidated financial statements.

                    IPALCO ENTERPRISES, INC. AND SUBSIDIARIES
                      STATEMENTS OF CONSOLIDATED CASH FLOWS
                                 (In Thousands)
                                  (Unaudited)

                                                                                            Three Months Ended
                                                                                                 March 31
                                                                                            2001           2000
                                                                                       ------------------------------
CASH FLOWS FROM OPERATIONS:
  Net income (Loss)                                                                    $      (9,640)  $      92,327
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation and amortization                                                             27,501          28,329
    Amortization of regulatory assets                                                            736           3,875
    Gain from sale of available for sale securities                                               -         (111,948)
    Deferred income taxes and investment tax credit adjustments - net                          3,850          (2,785)
    Allowance for funds used during construction                                                (165)         (1,014)
  Change in certain assets and liabilities:
    Accounts receivable                                                                       18,611           8,002
    Fuel, materials and supplies                                                               3,196           6,903
    Accounts payable and accrued expenses                                                     (5,773)         (4,917)
    Taxes accrued                                                                            (28,047)          77,911
    Accrued pension benefits                                                                  (2,534)         (1,193)
    Other - net                                                                                 (545)         (3,608)
                                                                                       --------------  --------------
Net cash provided by operating activities                                                      7,190          91,882
                                                                                       --------------  --------------
CASH FLOWS FROM INVESTING:
  Construction expenditures - utility                                                        (21,756)        (20,180)
  Construction expenditures - nonutility                                                          -              (66)
  Proceeds from sale of available for sale securities                                             -          113,113
  Other                                                                                        2,053            (127)
                                                                                       --------------  --------------
Net cash provided by (used in) investing activities                                          (19,703)         92,740
                                                                                       --------------  --------------
CASH FLOWS FROM FINANCING:
  Issuance of long-term debt                                                                      -            7,600
  Retirement of long-term debt                                                                (6,150)       (109,395)
  Short-term debt - net                                                                           -          (49,021)
  Common dividends paid                                                                      (14,434)        (12,859)
  Issuance of common stock related to incentive compensation plans                             1,764              89
  Reacquired common stock                                                                      6,564             423
  Other                                                                                        2,324            (986)
                                                                                       --------------  --------------
Net cash used in financing activities                                                         (9,932)       (164,149)
                                                                                       --------------  --------------
Net increase (decrease) in cash and cash equivalents                                         (22,445)         20,473
Cash and cash equivalents at beginning of period                                              68,652          23,935
                                                                                       --------------  --------------
Cash and cash equivalents at end of period                                             $      46,207   $      44,408
                                                                                       ==============  ==============
Supplemental disclosures of cash flow information: Cash paid during the period for:
    Interest (net of amount capitalized)                                               $      13,639   $      17,657
                                                                                       ==============  ==============
    Income taxes                                                                       $      26,964   $     (4,328)
                                                                                       ==============  ==============

See notes to consolidated financial statements.

                    IPALCO ENTERPRISES, INC. AND SUBSIDIARIES

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                              AS OF MARCH 31, 2001

--------------------------------------------------------------------------------


1.  AES ACQUISITION

         On March 27, 2001, The AES Corporation (AES) completed its acquisition of IPALCO Enterprises, Inc. (IPALCO) through a share exchange transaction in accordance with the Agreement and Plan of Share Exchange dated as of July 15, 2000, among AES and IPALCO (the Share Exchange Agreement). Pursuant to the Share Exchange Agreement, IPALCO became a wholly-owned subsidiary of AES.

          At the effective time of the share exchange, each of the outstanding 89,685,177 shares of IPALCO common stock was converted into the right to receive
0.463 of a share of AES common stock, for an aggregate purchase price of $2.15 billion and $890 million in assumed debt and preferred stock. Following the share exchange, AES owns all of the outstanding capital stock of IPALCO. Treasury stock of $500.6 million was cancelled as a result of the acquisition. Accordingly, the common stock balance was reduced by $459.8 million and the remaining $40.8 million was applied against retained earnings. The transaction was subject to certain conditions, including receipt of regulatory approvals, including that of the Federal Energy Regulatory Commission and the Securities and Exchange Commission.

       During the first quarter of 2001, IPALCO expensed $6.3 million of merger related costs which are included in OTHER INCOME AND (DEDUCTIONS) - Other - net. Total merger related costs were $12.1 million.

         As a result of the acquisition by AES, in the first quarter 2001, IPALCO recorded $71.8 million ($44.8 million after tax) of one time costs related to the termination of certain management employees. The pretax expenses included $56.4 million in costs associated with termination benefit agreements, $9.2 million in supplemental retirement costs, and $6.2 million in restricted stock expense. Substantially all of the termination benefit agreement costs, supplemental retirement costs, and restricted stock costs were paid out by March 31, 2001.

2.  GENERAL

         IPALCO owns all of the outstanding common stock of its subsidiaries (collectively referred to as Enterprises). The consolidated financial statements include the accounts of IPALCO, its utility subsidiary, Indianapolis Power & Light Company (IPL) and its unregulated subsidiary, Mid-America Capital Resources, Inc. (Mid-America). Mid-America is the parent company of nonutility energy-related businesses.

         The preparation of financial statements in conformity with generally accepted accounting principles requires that management make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The reported amounts of revenues and expenses during the reporting period may also be affected by the estimates and assumptions management is required to make. Actual results may differ from those estimates.

         In the opinion of management these statements reflect all adjustments, consisting of only normal recurring accruals, including elimination of all significant intercompany balances and transactions, which are necessary to present a fair statement of the results for the interim periods covered by such statements. Due to the seasonal nature of the electric utility business, the annual results are not generated evenly by quarter during the year. Certain amounts from prior year financial statements have been reclassified to conform to the current year presentation. These financial statements and notes should be read in conjunction with the 2000 audited consolidated financial statements and notes.

3.  SALE OF CLEVELAND ENERGY RESOURCES

       On May 21, 2001, IPALCO sold the assets of Cleveland Energy Resources
(CER) to Dominion Cleveland Thermal, Inc., a subsidiary of Dominion Energy, Inc. CER includes two subsidiaries of Mid-America Capital Resources, Inc. (Mid-America), Cleveland Thermal Energy Corporation (Cleveland Thermal) and Cleveland District Cooling Corporation

(Cleveland Cooling). Cleveland Thermal owns and operates two steam plants in Cleveland, Ohio. Cleveland Cooling owns and operates a district cooling facility located near downtown Cleveland, which distributes chilled water to subscribers located downtown for their air conditioning needs. The selling price for the assets was $14.1 million. The completion of the transaction had no significant income statement impact.

4. VOLUNTARY EARLY RETIREMENT PROGRAM

          On November 9, 2000, IPALCO implemented a Voluntary Early Retirement Program (VERP). This program offered enhanced retirement benefits upon early retirement to eligible employees. The VERP was available to all employees, except officers, whose combined age and years of service will total at least 75 on June 30, 2001. Participation was limited to, and subsequently accepted by 400 qualified employees. Participants elected actual retirement dates in 2001. Additionally, IPALCO will provide post-retirement benefits to VERP retirees until age 55 at which time they will be eligible to receive benefits from the independent VEBA trustee. IPALCO recognized the $56.8 million pre-tax non-cash pension and $5.2 million other post-retirement benefit costs of the VERP in December 2000.

       On June 1, 2001, IPALCO offered a second Voluntary Early Retirement Program (VERP II). This program offers enhanced retirement benefits upon early retirement to all employees, except officers, whose combined age and years of service will total at least 75 on June 30, 2001. Participants may elect retirement dates between August 1, 2001 and August 1, 2004 contingent upon company approval. IPALCO expects the VERP II to be completed, including the expiration of all revocation periods, by July 24, 2001.

5. NEW ACCOUNTING PRONOUNCEMENTS

        Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133), requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet and measure these instruments at fair value. The Company adopted SFAS 133 on January 1, 2001. The Company designated an interest rate swap as a cash flow hedge which is recorded as a liability on the balance sheet and measured at fair value. The effect of adopting SFAS 133 resulted in a decrease to comprehensive income of $2.1 million. There was no income statement impact as the hedge was determined by management to be highly effective in accordance with SFAS 133.

    (B) PRO FORMA FINANCIAL INFORMATION.

                 Pro forma financial statements have been omitted since historical financial statements, which include the combined results of AES and IPLACO for December 31, 2000 and March 31, 2001 have been previously filed. For December 31, 2001 financial statements refer to the Form 8-K filed by the Company on June 5, 2001, which is hereby incorporated by reference. For March 31, 2001 financial statements refer to the Form 10-Q filed by the Company on May 15, 2001, which is hereby incorporated by reference.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                THE AES CORPORATION

Date: June 8, 2001                         By    /s/ William R. Luraschi
                                                  -----------------------------
                                                  William R. Luraschi
                                                  Vice President and Secretary